EXHIBIT B




          The directors and executive officers of Detla are as follows:
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 Name, Title and Business or                                  Present Principal Occupation of
 Residential Address                                          Employment/Citizenship<F1>

 Charles de Cooman d'Herlinckhove
 Director
 Marcel Degroof, Director

 Gui de Vaucleroy, Director

 Frans Vreys, Director
 Jacques Le Clercq, Director

 Jacques Boel, Director
 Phillippe Stroobant, Director

 Roger Boin, Director

 Gwynne H. Wales, Director                                    Attorney, White & Case/U.S.
 1155 Avenue of the Americas
 New York, New York  10036

 Pierre-Olivier Beckers, Director
 J.C. Coppieters 't Wallant, Officer                          Member, Management Committee, Delhaize "Le Lion"; Vice
                                                              President and Treasurer, Detla

 Michel Duchateau, Officer                                    Accounting Manager, Delhaize "Le Lion" and Detla
 rue Osseghem, 53
 1080 Brussels, Belgium


Note:    Reference is made to Exhibit A to this Schedule for the address and principal occupation of those individuals whose address and principal occupation are not listed here.


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<F1>     All of the persons listed on this Exhibit are Belgian unless otherwise indicated.

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